Exhibit 10(b)

DIRECTOR AWARD AGREEMENT

This Director Award Agreement (this “Agreement”) is made as of the ___ day of April 201_ between Myers Industries, Inc., an Ohio corporation (the “Company”), and _______________, a director (the “Director”) of the Company.

WHEREAS, the Company has heretofore adopted the Amended and Restated 2008 Incentive Stock Plan of Myers Industries, Inc., as amended and restated effective March 5, 2015 (the “Plan”); and

WHEREAS, pursuant to Section 11 of the Plan, the Director was granted a “Director Award” (as defined in the Plan) for a number of full shares of Common Stock of the Company (the “Shares”) determined by dividing $_________ by the fair market value of a Share on the grant date, as recommended by the Compensation Committee, on the date of the Company’s annual meeting of the board of directors with respect to fiscal year 201_ (i.e., April __, 201_).

WHEREAS, it is a requirement of the Plan that this Agreement be executed to evidence such Director Award.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1.Grant and Issuance of Shares.  The Company hereby grants to the Director a Director Award of __________ (_____) Shares on the terms and conditions set forth herein and in the Plan.

2.Taxes.  The Company shall have the right to require the Director to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to this Director Award before the certificate for such Shares is delivered or, at the Company’s election, the Shares are evidenced by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”) pursuant to this Director Award.  Furthermore, the Company may elect to deduct such taxes from any amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Director.

3.Delivery of Shares on Exercise.  Delivery of certificates for Shares or entry of the Shares into a book entry account maintained by the Transfer Agent pursuant to this Director Award may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.  The Compensation Committee may, in its sole discretion, require the Director to furnish the Company with appropriate representations and a written investment letter prior to the delivery of any Shares or entry of the Shares into a book entry account maintained by the Transfer Agent pursuant to this Director Award.

4.Acknowledgement.    Director acknowledges that neither the Company nor any of the Company’s affiliates, officer, members, employees, agents or representatives has provided or is providing the undersigned with tax advice regarding the receipt and ownership of the Shares subject to this Agreement and the Plan or any other matter, and the Company has urged the Director to consult with his own tax advisor with respect to the income taxation consequences of receiving, holding and disposing of the Shares subject to this Agreement and the Plan.

5.Incorporation of Provisions of the Plan.  All of the provisions of the Plan pursuant to which the Shares are granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control.  To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

6.Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.

7.Waiver and Modification.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereof.

8.Interpretation.  All decisions or interpretations made by the Compensation Committee with regard to any question arising under the Plan or this Agreement as provided by Section 1 of the Plan, shall be binding and conclusive on the Company and the Director.

9.Multiple Counterparts.  This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement.  The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

10.Governing Law.  This Agreement shall be governed by the laws of the State of Ohio.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Director has hereunto set his hand, on this ____ day of _____________, 201__, but effective as of the day and year first above written.

MYERS INDUSTRIES, INC.

By:

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